[EXHIBIT 10.1.2]


                    STOCK PURCHASE AGREEMENT

     This agreement is entered into this 21st day of May, 2003, by and between Film And Music Entertainment, Inc., ("FAME} a Nevada Corporation. formerly known as PERVASYS, INC. ("PVYS"), 0n the one hand, and East Mojave Corporation, ("East Mojave" ) a Nevada corporation on the other hand.

     Whereas Alka Patel is the sole owner for all issued and outstanding shares of East Mojave;

     Whereas Alka Patel desires to exchange all such shares of East Mojave to FAME for common stock of FAME:

     Whereas FAME shall own 100% of the issued and outstanding shares of East Mojave after this Stock Purchase Agreement;

     And Whereas FAME desires to purchase such shares in East Mojave in consideration of newly issued common shares of FAME
(or common shares of PVYS if this agreement is completed prior to the perfection of the FAME name change, CUSIP number and related matters).

     Therefore, WE HAVE AGREED that

1. Alka Patel hereby agrees to transfer and does transfer all of its common shares of East Mojave to FAME.

2. On behalf of East Mojave, Jerrel John, as its president, warrants and represents that all of the common shares are the only issued and outstanding shares of East Mojave (Jerrel John indicates his acknowledgement by initialing here [/s/JJ]

3. East Mojave, Alka Patel and Jerrel John make no warranties or representations as to the value of any property listed as assets of East Mojave as set forth in Exhibit B attached hereto.

4. Other than as expressly stated in Exhibit B, East Mojave, Alka Patel, t and Jerrel John make no representations or warranties as to the quality of their ownership of assets of East Mojave as set forth in Exhibit B attached hereto. All of these assets are included in the transfer set forth in this agreement "as is".


5. Alka Patel warrants and represents that she has the authority and power to enter into this agreement and that her ownership and control of the common shares in East Mojave set forth herein are owned "free and clear", and not subject to any claims or offsets.

6. In consideration for all of the common shares of East Mojave granted by Alka Patel to FAME, Fame hereby grants to Alka Patel eighteen million (18,000,000) new common shares of FAME

7. Such shares shall be Regulation 144 common shares, as such are defined by the Securities and Exchange Commission

8. Such shares shall be subject to volume restrictions, and no more than 1/8th of such common shares maybe sold

9. East Mojave, Alka Patel and Jerrel John acknowledge that a) they have had ample opportunity to review the business and documentation concerning FAME; b) as insiders, they are not members of the general public; c) they are qualified investors;
d) the asset and market value of FAME is negligible, and will be largely based on the assets held by East Mojave as set forth in Exhibit B and other assets being acquired but no yet perfected;
e) that they are familiar with all the risk factors affecting FAME common shares; f) that fame ahs held its directors and officers harmless for actions prior to May 14,


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2003;. and g) there have been no additional inducements to East.
Mojave, Alka Patel or Jerrel John from FAME. its officcrs or directors to enter into tbis agreement
10. The terms of this agreement shall be subject to the terms of the confidentiality agreement attached hereto..
11. All othcr terms and conditions shall be subject to good faith, reasonablc negotiation within industry custom and standards for public entertaiument companies in Los Angeles, California. This agreement shal1be tie deemed entered into and wholly performed in Los Angeles, California and subject to the 1aws and jurisdiction hereof. Any dispute arising hereunder shall be submitted to binding arbitration with the American Arbitration Association in Los Angeles. California, and adjudicated in accordance with their rules of Commercial Arbitration.

12. This agreement shall be subject to tbe reasonable review and approval of the Board of Directors of FAME, its corporate counsel. and SEC Counsel.

This agreement is entered into this 21st day of May 2003 in Los
Angeles, California.



East Mojave Corporation                 Film and Music
                                        Entertainment, Inc.


/s/Jerrel G. John                       /s/Lawrence S. Lotman
--------------------------------        -------------------------------
Jerrel G. John President                Lawrence S. Lotman,
                                        Corporate Secretary



Ratified and affirmed

/s/Alka Patel

--------------------------------
Alka Patel, individually



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                            EXHIBIT B

                EAST MOJAVE  LIST OF ASSETS OWNED



The officers and shareholders of East Mojave Corporation ("East Mojave") represent and warrant that the interests, rights and claims as listed below are currently owned by East Mojave, that this list shall be attached to that certain Stock Swap Agreement dated May 21, 2003 by and between East Mojave and Film and Music Entertainment, Inc. (FAME), becoming a part of the whole thereof, and that should any such interest, right or claim listed below prove not to be an asset of East Mojave, the Officers and/or shareholders shall substitute an asset of equal or greater value, such substitution subject to the approval of the Board of Directors of FAME, such approval not to be unreasonably withheld:

     1. Full and unencumbered Title in and to an undeveloped 320 acre parcel of real estate in San Bernadino County, California (APN 0490-071-02), with a recorded First Trust Deed in the approximate balance amount of $20,000, such Trust Deed to be current at the time of transfer East Mojave agrees to provide an executed Grant Deed to FAME at the time of transfer,

     2. A 50% interest in and to an undeveloped 28.3 acre parcel of real estate outside of Wilcox, Arizona (APN 203-10-013) owned free and clear of any encumbrance accept for taxes now due and payable, such evidence of ownership as title to Limited Liability Company Units representing at least 50% of the units authorized and issued in and to the limited liability of recorded title of such real property, along with the Operating Agreement of the Limited Liability Company and an executed acceptance of the substitution of ownership interest from East Mojave and/or its predecessors to FAME by the requisite number of unit holders as required under the respective Operating Agreement, and/or such other evidences of ownership as accepted by the Board of Directors of FAME.


East Mojave and its officers believe that they hold the properties listed hereinabove based on the documentation attached hereto as Exhibit "C". They believe that the properties have value based on the appraisals attached hereto as Exhibit "D'. However, East Mojave, its directors and officers transfer the validity of claims, accuracy of appraisals or other materials attached hereto. They state only that to the best of their own personal knowledge, these documents were prepared in the ordinary course of good faith, reasonable business, and that they personally believe their rights and claims to be valid.

FAME represents and warrants that it has the authority to accept the stock of East Mojave and to issue Rule 144 restricted stock subject to the Voting Trust Agreement, attached hereto as Exhibit "A". No other representations or warranties are made or implied by either party.


On behalf of FAME:                      On behalf of East Mojave:

/s/Michael Meyer                        /s/Jerrell G. John
------------------------------          --------------------------------
Michael Meyer, CEO                      Jerrel G. John, President




/s/Alka Patel
------------------------------
Alka Patel, sole stockholder


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